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                                                                    EXHIBIT 10.8


                          MANAGEMENT SERVICES AGREEMENT


        This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is entered into as of February 13, 2002 (the "Effective Date"), by and between CRC MANAGEMENT SERVICES, INC. (the "Manager"), a New York corporation and an affiliate of CRC, Inc. ("CRC"), a New York corporation, and E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "Company").

        WHEREAS, E-Sync Networks Inc., a Delaware corporation ("ESNI"), holds a fifty-one (51%) percent membership interest in the Company and CRC holds a forty-nine (49%) percent membership interest in the Company;

        WHEREAS, the Company has the need for and wishes the Manager to provide the Management Services (as defined below) relating to the operations of its business, offices and facilities by acting as the General Manager of the Company, with all of the power, authority, duties and responsibilities associated with such position as described under Article III of the Operating Agreement of E-Sync Networks, LLC dated February 13, 2002 (the "Operating Agreement") among CRC, ESNI and the Company;

        WHEREAS, the Manager wishes to provide the Management Services for the Company; and

        WHEREAS, the Company has agreed to compensate the Manager and reimburse the Manager for the cost of the Management Services as provided in this Agreement; and

        NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained hereinafter, the parties hereto agree as follows:

        1. Term. This agreement shall remain in full force, as amended in accordance with Section 9(a) herein from time to time, indefinitely unless earlier terminated in accordance with the following:

               (a) subject to clause (c) below, this agreement may be terminated at any time by written agreement between the Manager and the Company;

               (b) subject to clause (c) below, from and after February 13, 2005, this agreement may be terminated by either party upon 120 days advance written notice to the other; provided that if the Company terminates this Agreement pursuant to this clause (b) for any reason other than (i) for Cause (as defined below) or (ii) upon the sale by CRC of a majority of its Interests in the Company pursuant to Article 8 of the Operating Agreement (other than Section 8.2 therein) (in which event notwithstanding anything to the contrary contained herein the Company may terminate this Agreement upon sixty (60) days notice), the Company must pay a termination fee in an amount equal to twice the Company's reported revenues for the immediately preceding twelve (12) months; provided, however, that if the Company terminates this Agreement pursuant to this clause (b) for any reason including pursuant to clause (i) or (ii)

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above, all amounts payable from the Company or ESNI to the Manager or its affiliates and contractors must be paid in full prior to termination; and

               (c) notwithstanding any other provisions of this Agreement, at no time and under no circumstances may this Agreement be terminated by the Company or CRC Management Services, Inc. be removed from the position of Manager, if at such time the Company has a credit facility that is guaranteed by CRC or Joshua Wurzburger ("JW"), unless CRC and JW are fully and unconditionally released from such guaranty or all obligations of CRC and/or JW pursuant to such guaranty are guaranteed by a third party, such release or third party to be approved by CRC and/or JW, such approval not to be unreasonably withheld. The Manager shall not enter into a credit facility guaranteed by CRC or JW if an alternative credit facility, with terms substantially the same as those of the credit facility to be guaranteed by CRC or JW, is available to the Company.

               For the purposes of this Section 1, "Cause" shall be limited to
(A) material breaches of this Agreement that either (i) cannot be cured, or (ii) that the Manager fails to cure within a reasonable period following receipt of written notice thereof from the Company, or (B) any material act of fraud or gross negligence ("Actionable Conduct") in connection with the performance of the Manager's duties hereunder. Any dispute as to materiality of a breach, the alleged Actionable Conduct or whether the Company has Cause to terminate this Agreement pursuant to Section 1(b) shall be submitted to arbitration pursuant to, and in accordance with, Section 9(c) below.

        2. Services. The Manager agrees to provide, and the Company agrees to accept, the administrative, financial and other management services necessary for the operations of the Company (collectively, the "Management Services").

        3.     Compensation. The Company shall pay the Manager as follows:

               (a) Base Rate. The Company shall pay the Manager 1% of the Company's reported revenues, calculated on a monthly basis (the "Base Rate"). Payment to the Manager of the Base Rate shall be made no later than thirty days after the end of each month. If such payment is not made within such thirty-day period, until such amount is paid to the Manager, interest thereon shall accrue and be payable at the rate of prime plus 2%.

               (b) Incentive Payment. The Base Rate shall increase to 1.5% of the Company's reported revenues with respect to each semi-annual period during which the Company's reported revenues have increased at least 15% from the corresponding period in the previous year. The six-month periods are to be calculated commencing January 1 and July 1, beginning with July 1, 2002; provided that the Base Rate shall increase to 1.5% of the Company's reported revenues if the Company's reported revenues during the second quarter of the year ending December 31, 2002 have increased at least 15% from the first quarter of such year. In the event of any such increase in the Base Rate, the differential between the payments made with respect to such semi-annual period in accordance with Section 3(a) above and the payments to which the Manager is entitled pursuant to this Section 3(b) shall be paid by the Company to the Manager within 5 business days of the Company's receipt from the Manager of


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a written notice, setting forth the calculation evidencing such 15% increase in the Company's reported revenues for the relevant period.

               (c) Additional Fees. The Company agrees to compensate the Manager for all services other than the Management Services and general management relating to specific projects. Such compensation will be paid at the mean rate paid by the Manager's other customers for similar services during the prior three months. Examples of services that would qualify for this payment of additional fees include, without limitation, software development or programming and help-desk.

        4.     Expenses.

               (a) The Manager shall have full and complete authority, power and discretion, in the name and on behalf of the Company, to do all things necessary or convenient to manage and control the business, affairs and properties of the Company, including, without limitation, the power to:

                      (i) hire and fire personnel and retain and engage professionals directly involved in the Management Activities;

                      (ii)   invoice and collect payments from customers;

                      (iii)  make disbursements to vendors and suppliers; and

                      (iv)   pay personnel through its own paymaster;

                      provided, however, in no event shall the Manager be obligated to advance or loan money to the Company; and provided further, however, that nothing in this Section 4(a) shall in any way permit the Manager to take any action that it is prohibited from taking (or prohibited from taking without the consent of ESNI) under the Operating Agreement.

               (b) The Company will pay expenses incurred by the Manager in connection with its performance of the Management Services. Allocable general costs, administrative costs, sales costs, marketing costs, recruiting costs and overhead will be allocated between the Manager and the Company according to the effort expended for providing the Management Services. Generally this shall be allocated in proportion to the relative revenues of the Manager and the Company. However, the Manager may allocate expenses according to different criteria (for example, actual expenses, planned revenue, planned expenses, research and development, special projects) when the relative revenues do not represent an accurate measure of effort expended.

               (c) The Company shall also reimburse the Manager for the allocable expenses pursuant to Section 4(b) above and for its reasonable out-of-pocket expenses incurred in connection with the Management Services. The Manager shall provide the Company with an invoice with respect to such expenses on a monthly basis, and payment to the Manager by the Company shall be made within thirty days of the date of such invoice. If such payment is not made within such thirty-day period, until such amount is paid to the Manager, interest thereon shall accrue and be payable at the rate of prime plus 2%.


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               (d)    Neither the Manager nor any affiliate of the Manager shall enter into any material business transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with the Company, except in the ordinary course of business and on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar business transaction between unrelated parties. The foregoing shall not be deemed to limit in any manner the right of the Manager or any of its affiliates from (i) performing or exercising any rights under the Operating Agreement or pursuant to the transactions contemplated thereby, or (ii) obtaining and perfecting any purchase money security interest in equipment or other supplies provided to the Company by the Manager or any of its affiliates or for which purchase money financing with respect to such equipment or supplies was provided to the Company by the Manager or its affiliates.

        5.     Obligations.

               (a) The Company agrees to fully cooperate with the Manager and to supply the Manager with any and all information reasonably necessary to enable the Manager to perform the Management Services hereunder, in such form as may be reasonably requested. The Company will give the Manager representatives free access to any and all sources of information necessary to enable the Manager to perform its obligations hereunder.

               (b) The Manager agrees to cooperate with the Company and to supply the Company with information reasonably necessary to enable the Company to meet its legal and tax reporting requirements, including, without limitation, its Members' periodic reporting obligations under the Securities Exchange Act of 1934, as amended. The Company shall reimburse the Manager for the expenses incurred in providing such information to the Company.

               (c) The Manager agrees to act in a commercially reasonable manner in exercising its powers, taking actions in the Company's behalf and performing its activities and responsibilities pursuant to this Management Services Agreement and the Operating Agreement.

        6. Liability. The Manager shall have no liability to the Company for damages except to the extent of the actual damages (excluding lost profits or special or punitive damages) suffered by the Company as a direct result of the willful misconduct of the Manager.

        7. Indemnification by the Company. (a) The Company shall indemnify an indemnified representative (defined herein) against any liability (defined herein) incurred in connection with any proceeding (defined herein) in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such indemnified representative is or was serving in an indemnified capacity (defined herein), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

                      (i) where such indemnification is expressly prohibited by applicable law;

                      (ii) where the conduct of the indemnified representative has been finally determined (A) to constitute gross negligence, reckless conduct, intentional


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misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; (B) to constitute a breach of Section 5.1 of the Operating Agreement; or (C) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

                      (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

               (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such indemnified representative may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

               (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

               (d)    Definitions. For purposes of this Section 7:

                      (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as General Manager, officer, or authorized agent of the Company or the General Manager;

                      (ii) "indemnified representative" means the Manager, all employees, agents, representatives and authorized agents of the Manager and any other natural person or entity designated as an indemnified representative by the mutual consent of the Manager and the Company;

                      (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, tax, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                      (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

               (e) Proceedings Initiated by Indemnified Representatives. The provisions of this Section 7 shall apply to an indemnified representative with respect to any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the indemnified representative seeking indemnification.

               (f) Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7(a) or the initiation of or participation in which is authorized pursuant to Section 7(e) upon receipt of an


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undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such indemnified representative is not entitled to be indemnified by the Company pursuant to this Section 7. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

               (g) Payment of Indemnification. An indemnified representative shall be entitled to payment with respect to indemnification within twenty (20) days after a written request for such payment has been delivered to the Company.

               (h)    Contribution. If the indemnification provided for in this
Section 7 or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Section 7.

               (i) Mandatory Indemnification of Manager. To the extent that an indemnified representative has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such indemnified representative shall be indemnified against expenses (including attorneys' fees and disbursements) actually incurred by such representative in connection therewith. This Section 7(i) shall not be interpreted in any way that limits the applicability or scope of Section 7(f).

               (j) Contract Rights; Amendment or Repeal. All rights under this Section 7 shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

               (k) Scope of Section. The rights granted by this Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement or vote of disinterested members of the Company, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Section 7 shall continue as to any person or entity who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a person or entity.

               (l) Reliance on Provisions. Each person or entity who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Section.

               (m) Indemnification Insurance. The Company shall obtain and maintain indemnification insurance of a character and nature that provides coverage satisfactory to the Manager.

        8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered,
(iii) sent by electronic mail, or (iv) sent by prepaid


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overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

               (a)    if to the Manager:

                             CRC Management Services, Inc.
                             1290 Avenue of the Americas, 39th Floor
                             New York, New York  10104
                             Attn: President
                             Telecopier: (212) 906-9500
                             Email: JWurzburger@crcnyc.com

                             with a copy (which shall not constitute notice) to:

                             Kramer Levin Naftalis & Frankel LLP
                             919 Third Avenue
                             New York, New York 10022
                             Attn: Ely D. Tendler, Esq.
                             Telecopier: (212) 715-8000

               (b)    if to the Company:

                             E-Sync Networks, LLC
                             1290 Avenue of the Americas, 39th Floor
                             New York, New York 10104
                             Attn: General Manager
                             Telecopier: (212) 906-9500

                             with a copy (which shall not constitute notice) to:

                             Finn Dixon & Herling LLP
                             One Landmark Square, Suite 1400
                             Stamford, Connecticut 06901-2689
                             Attn: David I. Albin, Esq.
                             Telecopier: (203) 348-5777

Each notice or communication shall be deemed to have been given on the date received.

        9.     Miscellaneous Provisions.

               (a) This Agreement contains the complete understanding of the parties hereto and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. This Agreement may be amended only by written documents signed by duly authorized representatives of each of the parties hereto.

               (b) This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts


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executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof

               (c) The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

               (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

               (e) This Agreement shall be for the benefit of the Manager and the Company and shall be binding upon the parties and their respective successors and permitted assigns.

               (f) Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.


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               IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the day and year first above written.

                                         E-SYNC NETWORKS, LLC

                                         By:  CRC Management Services, Inc.
                                         Its: General Manager


                                              By: /s/ Joshua Wurzburger
                                                  -----------------------------
                                              Name: Joshua Wurzburger
                                              Title: President


                                         CRC MANAGEMENT SERVICES, INC.


                                         By: /s/ Joshua Wurzburger
                                             ----------------------------------
                                         Name: Joshua Wurzburger
                                         Title: President


CONSENTED TO AND ACKNOWLEDGED:

E-SYNC NETWORKS, INC.

By: /s/ Michael A. Clark
    ------------------------
Name: Michael A. Clark
Title: President and Chief Operating Officer